EXHIBIT 4.1

Execution Version

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE is entered into as of September 4, 2024 (this “Supplemental Indenture”) among DIAMOND FOREIGN ASSET COMPANY, an exempted company incorporated under the laws of the Cayman Islands (“Cayman Issuer”), DIAMOND FINANCE, LLC, a Delaware limited liability company (“FinanceCo” and, together with the Cayman Issuer, the “Issuers”), DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Existing Company”), DOLPHIN MERGER SUB 2, INC., a Delaware corporation (to be known as Noble Offshore Drilling, Inc. on or around the date hereof) (the “New Company”), and HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Issuers, the Existing Company, the other Guarantors party thereto, the Trustee and the Collateral Agent entered into the Indenture, dated as of September 21, 2023 (as supplemented by (i) the Supplemental Indenture, entered into as of December 22, 2023, among the Issuers, the Existing Company, Diamond Offshore Drilling Services GmbH and Diamond Offshore (Switzerland) GmbH, the Trustee and the Collateral Agent and (ii) the Supplemental Indenture, entered into as of December 22, 2023, among the Issuers, Diamond Offshore Management Company, Diamond Offshore Development Company, Diamond Offshore (Trinidad), L.L.C., Z North Sea, LLC, the Trustee and the Collateral Agent and as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), relating to the Issuers’ 8.500% Senior Secured Second Lien Notes due 2030 (the “Notes”);

WHEREAS, in connection with the execution of the Indenture and the issuance of the Notes, (i) the Issuers, the Existing Company, and the other subsidiaries of the Existing Company party thereto, as grantors, and the Collateral Agent entered into the Pledge and Security Agreement, dated as of September 21, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), and (ii) the Issuers, as grantors, the Existing Company, as a grantor, the other grantors party thereto, HSBC, as credit agreement administrative agent, the Trustee and the Collateral Agent entered into the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 9, 2024, by and among Noble Corporation plc, a public limited company organized under the laws of England and Wales, the Existing Company, Dolphin Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), and the New Company, the Existing Company, Merger Sub 1, and the New Company have agreed, among other things, that (i) Merger Sub 1 merged with and into the Existing Company on the date hereof with the Existing Company as the surviving entity, and (ii) the Existing Company shall merge with and into the New Company on the date hereof, with the New Company as the surviving entity (the “Merger”), and that, upon the effectiveness of the Merger, the separate existence of the Existing Company shall cease;

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Existing Company agreed pursuant to Section 5.01 of the Indenture that the Existing Company shall not merge with or into any other person unless the surviving person (if other than the Existing Company) formed by such merger expressly assumes all of the obligations of the Existing Company under the Notes, the Indenture, the applicable Security Documents (as defined in the Indenture), and the Collateral Agency Agreement by supplemental indentures or other applicable documents and instruments; and

WHEREAS, the Existing Company has delivered or is delivering or causing to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel required by Section 5.01(e) of the Indenture; and

WHEREAS, in connection with Section 5.01 of the Indenture, the New Company desires to assume the obligations of the Existing Company under the Notes, the Indenture, the Security Agreement, any other Security Documents to which the Existing Company is a party and the Collateral Agency Agreement (collectively, the “Assumed Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.                Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.               The New Company, by its execution of this Supplemental Indenture, agrees, effective upon the consummation of the Merger, to (x) assume all of the obligations of the Existing Company under the Assumed Documents, including, for avoidance of doubt, the Note Guaranty of the Existing Company, and to be bound by the terms of each such Assumed Document hitherto applicable to the Existing Company, including, but not limited to, Article 10 of the Indenture, and (y) become a party to each Assumed Document in the same capacity in which the Existing Company was hitherto party to such Assumed Document. From and following the date hereof, (i) each reference in the Indenture or the Notes to the “Company” shall be deemed to be a reference to the New Company and (ii) each reference to the “Parent” in the Security Agreement and the Collateral Agency Agreement shall be deemed to be a reference to the New Company.

Section 3.                This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.             This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g., “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law (e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.                This Supplemental Indenture is an amendment supplemental to each Assumed Document, and each such Assumed Document and this Supplemental Indenture will henceforth be read together.

Section 6.                The recitals and statements herein are deemed to be those of the Issuers and the New Company and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guaranty provided by the New Company.

Section 7.                All notices or other communications to the Issuers and the New Company shall be given as provided in Section 12.02 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DIAMOND FOREIGN ASSET COMPANY, as an Issuer

By:	/s/ Zsuzsanna Cselovszkiné Táborszki
	Name:	Zsuzsanna Cselovszkiné Táborszki
	Title:	Director

[Signature Page to Supplemental Indenture]

DIAMOND FINANCE, LLC, as an Issuer

By:	/s/ Craig Muirhead
	Name:	Craig Muirhead
	Title:	Manager

[Signature Page to Supplemental Indenture]

DIAMOND OFFSHORE DRILLING, INC., as Existing Company

By:	/s/ Craig Muirhead
	Name:	Craig Muirhead
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

DOLPHIN MERGER SUB 2, INC., as New Company

By:	/s/ Craig Muirhead
	Name:	Craig Muirhead
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Daniel Gonzalez
	Name:	Daniel Gonzalez
	Title:	Vice President

[Signature Page to Supplemental Indenture]